Exhibit 10.4

Real Estate Lease Agreement

Lessor (Party A): Zhang Zhongzhe

House information coding card: 4403030030110100003

Correspondence address: Suite 2008, Changhong Building, Sungang Road, Luohu District

Postal code: 518008  Contact telephone: 82116121

No. of organization code certificate or valid identification: H0727770601

Authorized agent: Zhang Miaoxiang

Correspondence address: Suite 2008, Changhong Building, Sungang Road, Luohu District

Postal code: 518008  Contact telephone: 82116121

No. of organization code certificate or valid identification no.: 440527197308191028

Lessee (Party B): Shenzhen Pengcheng Hospital Co., Ltd.

Correspondence address: B/F, Changhong Building, 3013 Sungang Road East, Luohu District

Postal code: 518001  Contact telephone: 25933390

No. of organization code certificate or valid identification: 91440300745164966Y

Authorized agent: Fan Shengqi

Correspondence address: B/F, Changhong Building, 3013 Sungang Road East, Luohu District

Postal code: 518001  Contact telephone: 25933390

No. of organization code certificate or valid identification no.: 320721197902153636

Party A and Party B hereby enter into this contract by mutual agreement pursuant to the “Contract Law of the People’s Republic of China”, the “Law of the People’s Republic of China on Urban Real Estate Administration”, the “Regulations of Shenzhen Special Economic Zone on Lease of Houses” and its rules for implementation, and the “Decisions of the Standing Committee of Shenzhen Municipal People’s Congress on Strengthening Safety Liabilities of House Leasing”.

Article 1 Party A will lease the real property (hereinafter referred to as the “Leased Property”) located in 1/F, Changhong Building, Sungang Road Baoan Road (West), Luohu District for use by Party B.

The Leased Property has an aggregate gross floor area of 2135.86 square meters.

The title owner or legitimate user of the Leased Property is Zhang Zhongzhe. The name and number of the real estate title certificate or other valid certificates evidencing its property right (use right): 4245605.

Article 2 The unit rental of the Leased Property shall be calculated based on RMB N/A (In capital letters: N/A) per month per square meter of the area of the real estate. The total monthly rental is RMB230672.88 (In capital letters: Two Hundred and Thirty Thousand Six Hundred and Seventy-two Yuan and Eighty-eight Fen).

Article 3 Party B shall pay the first installment of the rental before March 1, 2017 with the amount of RMB230672.88 (In capital letters: Two Hundred and Thirty Thousand Six Hundred and Seventy-two Yuan and Eighty-eight Fen).

Article 4 Party B shall pay rental to Party A before:

√                 the 1st day of each month;

☐            the N/A day of the N/A month on a quarterly basis;

☐            the N/A day of the N/A month on a six-month basis;

☐            the N/A day of the N/A month on an annual basis;

Party A shall issue a taxation invoice to Party B when receiving the rental.

(The parties shall jointly choose one of the above four items and put a “√” in the box chosen.)

Article 5 The lease term of the Leased Property by Party B shall be effective from March 1, 2017 until February 28, 2025.

The term as stipulated in the above paragraph shall not exceed the approved land use term and shall not exceed 20 years, and the exceeded portion shall be invalid.

Article 6 Use of the Leased Property: Commercial.

Party B shall not use the Leased Property for other purposes without obtaining written consent from Party A.

Article 7 Party A shall deliver the Leased Property to Party B for use before March 1, 2017 and complete the relevant delivery formality.

In the event that Party A delivers the Leased Property after the time specified in the above paragraph, Party B may request to extend the effective term of this contract. Both parties shall make confirmation by signature and file the record with the contract registration (record filing) authority.

Article 8 When delivering the Leased Property, the parties shall make confirmation in respect of the current condition of the Leased Property and its ancillary facilities and the relevant situation of the ancillary property and give details on the supplementary sheet.

Article 9 Party A shall be entitled to receive a rental deposit equivalent to rentals for N/A months (no more than three months) from Party B when delivering the Leased Property, i.e. RMB230672.88 (In capital letters: Two Hundred and Thirty Thousand Six Hundred and Seventy -two Yuan and Eighty-eight Fen).

Party A shall issue a receipt to Party B for the rental deposit it receives.

Conditions for the refund of the rental deposit from Party A to Party B:

1. The lease term expires

2. The deposit refund procedure is completed

3. N/A

☐ Only one of the conditions is satisfied.

☐ All conditions are satisfied.

(The parties shall jointly choose one of the above two items and put a “√” in the box chosen.)

The way and time for refund of lease deposit: Settle all expenses and move out.

Party A will not refund the deposit under the following circumstances:

1. Party B violates the contract

2. N/A

3. N/A

Article 10 During the lease term, Party A shall be responsible for paying the land use fee in respect of the Leased Property and the tax arising from the leasing of the property, and N/A fee; Party B shall be responsible for paying the water and electricity charges, cleaning fee, house (building) property management fee, and related fees incurred as a result of using the Leased Property.

Article 11 Party A shall ensure the safety of the Leased Property and its ancillary facilities in compliance with the relevant laws, regulations or rules.

Article 12 Party B shall make reasonable use of the Leased Property and its ancillary facilities and shall not use the Leased Property to conduct illegal activities. Party A shall not intervene in or hinder the normal, reasonable use of the Leased Property by Party B.

Article 13 During the course of using the Leased Property by Party B, if any damage or breakdown not due to mistakes of Party B happens or occurs in the Leased Property or its ancillary facilities which affects the safe and normal use, Party B shall notify Party A in a timely manner and take possible effective measures to prevent the defect from further worsening. Party A shall proceed with the maintenance within ___ days after receiving the notice from Party B or simply entrust Party B to proceed with the maintenance on Party A’s behalf. In the event that Party B is unable to notify Party A or Party A does not perform its maintenance obligations within the time as stipulated above, Party B can proceed with maintenance on Party A’s behalf.

In the event that prompt maintenance is required under special urgent circumstances, Party B shall first proceed with the maintenance on Party A’s behalf and notify Party A about the relevant situation in a timely manner.

The maintenance expenses incurred under the circumstances as mentioned in the above two paragraphs (including the reasonable expenses incurred by Party B in proceeding with maintenance on Party A’s behalf and preventing the defect from worsening) shall be borne by Party A. In the event that greater losses are incurred due to Party B’s failure in performing obligations as provided in the above two paragraphs or in making timely notification or taking possible effective measures, the maintenance expenses for such (worsened) portion shall be borne by Party B itself.

Article 14 In the event that any safety problem, damage or breakdown happens or occurs in the Leased Property or its ancillary facilities due to misuse or unreasonable use by Party B, Party B shall notify Party A in a timely manner and shall be responsible for maintenance or indemnification.

If Party B changes the internal structure and renovation of the property or sets plans that has an impact on the equipment, scale of design, scope, process and materials thereof, written consent of Party A shall be sought in advance before commencement of construction. Upon expiration of the lease or where the lease withdrawal is due to the responsibility of Party B, unless the parties otherwise agree, Party A is entitled to choose one of the following rights:

☐            The decoration attached to the property belongs to Party A.

☐            Party B is requested to reinstate the property.

☐            Party B is charged the actual expenses incurred for reinstatement works.

(The parties shall jointly choose one of the above three items and put a “√” in the box chosen.)

Article 15

☐            During the lease term, Party B shall be entitled to lease all or part of the Leased Property to other parties and complete the registration (record filing) procedure with the competent authorities for the leasing of properties. However, the sublease term shall not exceed the lease term as stipulated in this contract;

√                 During the lease term and with the written consent of Party A, Party B may complete the registration (record filing) procedure with the competent authorities for the leasing of properties by producing the written proof evidencing such consent to sublease but the sublease term shall not exceed the lease term as stipulated in this contract;

☐            During the lease term, Party B shall not lease all or part of the Leased Property to other parties.

(The parties shall jointly choose one of the above three items and put a “√” in the box chosen.)

Article 16 During the term of this contract, if Party A intends to transfer part or all of the property right of the Leased Property, it shall notify Party B in writing one month prior to the transfer. Party B shall give Party A reply within 3 working days upon receipt of written notice from Party A, and Party B shall have the right of first refusal under equivalent conditions.

In the event that the Leased Property is transferred to other parties, Party A shall have the responsibility of notifying the transferee to continue to perform this contract when executing the transfer contract.

Article 17 During the term of this contract, this contract can be terminated or changed under one of the following circumstances:

(1)         This contract cannot be performed due to the occurrence of force majeure;

(2)         The requisition, resumption or dismantlement of the Leased Property by the government;

(3)         Party A and Party B reach agreement by negotiation.

Article 18 Under one of the following circumstances, Party A shall be entitled to:

☐            1. request Party B to reinstate the property;

☐            2. claim damages from Party B;

☐            3. not refund the rental deposit;

☐            4. request payment of a default fine by Party B in the amount of RMB235000 (In capital letters: Two Hundred and Thirty-five Thousand Yuan).

(The above four items shall be chosen by the parties through negotiation, provided that Item 3 and Item 4 shall not be chosen at the same time, and a “√” shall be put in the box as appropriate.)

(1)         Party B defaults payment of the rental for more than 5 days (N/A month);

(2)         Expenses for losses which might be incurred by Party A due to default by Party B exceed RMB5,000;

(3)         Party B uses the Leased Property to conduct illegal activities, damaging public interest or the interest of other parties;

(4)         Party B changes the structure or use of the Leased Property without authorization;

(5)         Party B violates Article 14 of this contract by not undertaking maintenance responsibility or paying the maintenance fee, resulting in severe damages of the Leased Property or facilities;

(6)         Without the consent of Party A and the approval of the relevant authorities, Party B proceeds with renovation of the Leased Property without authorization;

(7)         Party B subleases the Leased Property to a third party without authorization.

In addition to affixing Party B’s damage or default responsibilities, Party A shall be entitled to terminate the contract or propose to Party B to change the provisions of the contract in accordance with the above circumstances. Once the notice of termination of contract is served, Party A is entitled to apply for unilateral termination of contract registration (record filing).

Article 19 Under one of the following circumstances, Party B shall be entitled to:

☐            1. claim damages from Party A;

☐            2. request Party A to refund the rental deposit in a double amount;

☐            3. request payment of a default fine by Party A in the amount of RMB N/A (In capital letters N/A Yuan) for losses caused as a result.

(The above three items shall be chosen by the parties through negotiation, provided that Item 2 and Item 3 shall not be chosen at the same time, and a “√” shall be put in the box as appropriate.)

(1)         Party A delays the delivery of the Leased Property by more than N/A days (N/A month(s));

(2)         Party A violates Article 11 of this contract such that the safety of the Lease Property is not incompliance with the provisions of law, regulation or rules;

(3)         Party A violates Article 13 of this contract by not undertaking maintenance responsibility or paying the maintenance fee;

(4)         Without the consent of Party B or the approval of the relevant authorities, Party A reconstructs, expands or renovates the Leased Property.

(5)         Party A unilaterally requests early rescission (termination) of contract without proper reasons

Apart from affixing Party A’s damage or default responsibilities, Party B shall be entitled to make suggestions to Party A to change the terms of the contract or terminate the contract in accordance with the above circumstances. Once the notice of termination of contract is served, Party B is entitled to apply for unilateral termination of contract registration (record filing).

Article 20 Upon termination of this contract, Party B shall move out of and return the Leased Property within the same day and ensure the integrity of the Leased Property and ancillary facilities (other than normal wear and tear). Meanwhile, it shall settle all expenses which shall be borne by Party B and complete the relevant delivery procedure.

If Party B fails to move out of or return the Leased Property within the time limit, Party A is entitled to take back the Leased Property in accordance with law or the stipulations in the contract, and charge double rental from Party B for the portion where the time limit is exceeded as indemnification.

Article 21 If Party B intends to continue to lease the Leased Property upon expiry of the lease term specified in this contract, it shall make requests to Party A for renewal 3 months before the expiry of the lease term. Under equivalent conditions, Party B shall have the priority to lease the Leased Property.

If Party A and Party B manage to reach an agreement on renewal, they shall enter into a new contract and proceed with a new registration (record filing) with the competent authorities for the leasing of properties.

Article 22 Both Party A and Party B shall sign the “Responsibility Letter for Shenzhen Housing Lease Safety Management”. The Leased Property provided by Party A shall conform to the standards and conditions for safe use and there shall be no potential safety hazards. The construction, fire-fighting equipment, gas facilities, electric power facilities, entrances and exits, etc. of the Leased Property shall comply with the regulations or standards for safe production, fire-fighting, public security, environmental protection and sanitation prescribed by the municipal government. Party B shall use the Leased Property strictly in accordance with the regulations and standards for safety, fire-fighting, public security, environmental protection and sanitation prescribed by government functional departments, and shall be obliged to ensure that there are no potential safety hazards in the use of the Leased Property. Both Party A and Party B shall perform the contract consciously. In the event that one party breaches the contract, it shall take the corresponding responsibility for breaching the contract in accordance with the stipulations in the contract.

Article 23 Party A and Party B can agree on other terms in the supplementary sheet for matters not dealt with in this contract. The content of the supplementary sheet is an integral part of this contract and has the same effect with this contract after being signed and sealed by the parties.

If Party A and Party B reach an agreement on changing the content of this contract during the lease term, they shall register (file records) with the original competent authorities for the leasing of properties within ten days upon reaching an agreement on the change.

Article 24 If there is any dispute between Party A and Party B in respect of this contract, they shall settle the dispute through negotiation. If the dispute is not settled through negotiation, they shall refer the dispute to the competent authorities for the leasing of properties for mediation, or they shall:

☐            apply to Shenzhen Arbitration Committee for arbitration;

☐            apply to Shenzhen Court of International Arbitration for arbitration;

☐            initiate legal actions at the people’s court where the Leased Property is located.

(One of the above items for the settlement of disputes shall be chosen by the parties through negotiation and a “√” shall be put in the box as appropriate.)

Article 25 Party A and Party B agree that the following correspondence addresses shall be the addresses for serving the notices or documents of both parties:

Party A’s address for service: Suite 2008, Changhong Building, Sungang Road, Luohu District

Party B’s address for service: 3/F, Changhong Building, Sungang Road, Luohu District

If the above addresses are not agreed upon, the correspondence addresses in the contract signed by both parties shall be used as the addresses for service.

The addresses for service shall remain valid without written notice of change. Notices or documents sent by one party to the other party by post at the address for service are deemed to have been served. If a document sent by post to the abovementioned address is returned by the postal department, the date of return shall be deemed to be the date of service.

Article 26 This contract shall take effect upon execution.

Party A and Party B shall proceed with registration or record filing with the competent authorities for the leasing of properties within 10 days from the execution date of this contract.

Article 27 The original of this contract is in Chinese.

Article 28 This contract is made in triplicate with Party A holding one copy, Party B holding one copy, the contract registration authority holding one copy, and the relevant authority holding N/A copy.

Signed and sealed by Party A: Legal representative: Contact telephone: 82116121 Bank account number:
Signed and sealed by the authorized agent:	/s/ Zhang Miaoxiang
Date: February 28, 2017

Signed and sealed by Party B (stamp):
[affixed the official seal of Shenzhen Pengcheng Hospital Co., Ltd.]

Legal representative:
Contact telephone: 25933390
Bank account number:
Signed and sealed by the authorized agent:	/s/ Fan Shengqi
Date: February 28, 2017

(Supplementary Sheet)

Attachment:

The rents for 1/F of Changhong Building are collected as per the table below

	Amount of Monthly Rent (Currency: Renminbi)
Lease Term	In Alphabetical Number	In Capital Letters
March 1, 2017 to February 28, 2019	230672.88	Two Hundred and Thirty Thousand Six Hundred and Seventy-two Yuan and Eighty-eight Fen
March 1, 2019 to February 29, 2020	239899.79	Two Hundred and Thirty-nine Thousand Eight Hundred and Ninety-nine Yuan and Seventy-nine Fen
March 1, 2020 to February 28, 2021	249495.78	Two Hundred and Forty-nine Thousand Four Hundred and Ninety-five Yuan and Seventy-eight Fen
March 1, 2021 to February 28, 2022	259475.61	Two Hundred and Fifty-nine Thousand Four Hundred and Seventy-five Yuan and Sixty-one Fen
March 1, 2022 to February 28, 2023	272449.39	Two Hundred and Seventy-two Thousand Four Hundred and Forty-nine Yuan and Thirty-nine Fen
March 1, 2023 to February 29, 2024	286071.85	Two Hundred and Eighty-six Thousand Seventy-one Yuan and Eighty-five Fen
March 1, 2024 to February 28, 2025	300375.44	Three Hundred Thousand Three Hundred and Seventy-five Yuan and Forty-four Fen

Party A:	/s/ Zhang Miaoxiang	Party B:	/s/ Fan Shengqi
[affixed the official seal of Shenzhen Pengcheng Hospital Co., Ltd.]